EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2012, which report includes an explanatory paragraph as to an uncertainty with respect to Competitive Technologies, Inc. and Subsidiaries’ (“Company”) ability to continue as a going concern, relating to the consolidated financial statements of the Company appearing in the Company’s 2011 Form 10-K/A, Amendment No. 1, as of and for the year ended December 31, 2011.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

March  5, 2013